Exhibit 23.1





                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-93447) and Form S-3 (No. 333-45962) and in the related Prospectuses, of our report, dated January 17, 2003, relating to the consolidated financial statements of Middleburg Financial Corporation included in the 2002 Annual Report of Shareholders and incorporated by reference in the Annual Report on Form 10-K for the year ended December 31, 2002.

          /s/ Yount, Hyde & Barbour, P.C.


Winchester, Virginia
March 14, 2003